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                                                                   Exhibit 4(c)




                            CERTIFICATE OF FORMATION

                                       OF

                               PLC CAPITAL L.L.C.

          This Certificate of Formation of PLC Capital L.L.C. ("PLC Capital"), dated as of March 24, 1994, is being duly executed and filed by Protective Life Corporation, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (Del. Code Ann. tit. 6 18-101, et seq.).

          1. The name of the limited liability company formed hereby is PLC Capital L.L.C.

          2. The address of PLC Capital's registered office in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801. The name of PLC Capital's registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

          3. The latest date on which PLC Capital is to dissolve is December 31, 2094.


          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of PLC Capital L.L.C. as of the date first above written.

                              PROTECTIVE LIFE CORPORATION


                              By:/s/ John D. Johns
                                 Name: John D. Johns
                                 Title: Executive Vice
                                        President and
                                        Chief Financial
                                        Officer